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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 16, 2001

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-27234 (Commission File No.)	94-3007502 (IRS Employer Identification No.)

6352 San Ignacio Avenue
San Jose, CA 95119-1202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:    (408) 226-9900

The Registrant hereby amends its Current Report on Form 8-K, as filed on July 25, 2001.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    Effective July 16, 2001, Iris Acquisition, LLC, a Texas limited liability company ("Merger Sub") and a wholly-owned indirect subsidiary of Photon Dynamics, Inc., a California corporation ("Photon"), merged (the "Merger") with and into Intelligent Reasoning Systems, Inc., a Texas corporation ("IRSI"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 6, 2001, by and among Photon, Merger Sub, IRSI and Clinton Bybee (as the Shareholders' Agent), as amended on July 12, 2001. At the effective time of the Merger, Merger Sub ceased to exist and IRSI, as the surviving corporation in the Merger, became a wholly-owned indirect subsidiary of Photon. The terms of the Merger Agreement were determined through an arms-length negotiation between Photon and IRSI. The description contained in this Item 2 of the transactions consummated pursuant to the terms of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this report as Exhibit 2.1.

    Pursuant to the terms of the Merger Agreement and subject to certain escrow provisions and indemnification obligations set forth therein, Photon issued approximately 636,000 shares of Photon Common Stock to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of IRSI as consideration for the Merger as follows: each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of IRSI outstanding immediately prior to the effective time of the Merger was converted into the right to receive that number of shares of Photon Common Stock equal to the quotient obtained by dividing (a) $0.60, $0.74, $0.37 and $1.00, respectively, by (b) the Total Liquidation Preference. The "Total Liquidation Preference" means the sum of (a) $0.60 multiplied by the sum of (x) number of shares of Series B Preferred Stock outstanding immediately prior to the effective time of the Merger plus (y) the number of shares of Series B Preferred Stock issuable upon the exercise of warrants to purchase shares of Series B Preferred Stock that do not terminate and are not exercised at or before the effective time of the Merger; and (b) $0.74 multiplied by the sum of (x) number of shares of Series C Preferred Stock outstanding immediately prior to the effective time of the Merger plus (y) the number of shares of Series C Preferred Stock issuable upon the exercise of warrants to purchase shares of Series C Preferred Stock that do not terminate and are not exercised at or before the effective time of the Merger; and (c) $0.37 multiplied by the sum of (x) number of shares of Series D Preferred Stock outstanding immediately prior to the effective time of the Merger plus (y) the number of shares of Series D Preferred Stock issuable upon the exercise of warrants to purchase shares of Series D Preferred Stock that do not terminate and are not exercised at or before the effective time of the Merger; and (d) $1.00 multiplied by the sum of (x) number of shares of Series E Preferred Stock outstanding immediately prior to the effective time of the Merger plus (y) the number of shares of Series E Preferred Stock issuable upon the exercise of warrants to purchase shares of Series E Preferred Stock that do not terminate and are not exercised at or before the effective time of the Merger (other than shares of Series E Preferred Stock issuable upon the exercise of certain warrants). No fractional shares of Photon Common Stock were issued in connection with the Merger. In lieu thereof, any IRSI shareholder who would otherwise have been entitled to receive fractional shares of Photon Common Stock was paid in cash the corresponding fraction of a whole share of Photon Common Stock based on the per share price of $26.758. In connection with the Merger, Photon assumed a warrant to purchase shares of Series E Preferred Stock of IRSI, which became exercisable for 28,766 shares of Photon Common Stock at an exercise price of $54.23 per share.

    Photon also assumed $12.3 million in liabilities in connection with the Merger. Of the assumed liabilities, Photon repaid $6.7 million immediately upon completion of the Merger from its working capital and issued an additional 63,092 shares of Photon Common Stock to an IRSI debtholder in exchange for the cancellation of certain indebtedness.

    The Merger was accounted for as a purchase. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.2.

    IRSI designs and markets automated optical inspection systems for the electronics manufacturing industry. IRSI's software technology combines attributes of human perception and cognition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial Statements of Businesses Acquired

  See Exhibit 99.3 for audited financial statements of Intelligent Reasoning Systems, Inc. and Exhibit 99.4 for unaudited interim financial statements of Intelligent Reasoning Systems, Inc.

(b)
Pro Forma Financial Information

Introduction

    The following unaudited pro forma combined condensed financial information has been prepared based on the historical financial statements of Photon Dynamics, Inc. ("PDI") and Intelligent Reasoning Systems, Inc. ("IRSI") after giving effect to PDI's acquisition of IRSI using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial information.

    The unaudited pro forma condensed statements of operations are presented as if the acquisition had occurred on October 1, 1999. PDI has a fiscal year ending on September 30 and IRSI has a fiscal year ending on December 31. Accordingly, the unaudited pro forma combined condensed statement of operations combines PDI's historical operating results for the fiscal year ended September 30, 2000 with the historical operating results of IRSI for the fiscal year ended December 31, 2000. The unaudited interim pro forma combined condensed statement of operations combines PDI's historical operating results for the nine months ended June 30, 2001 with the historical operating results of IRSI for the nine months ended June 30, 2001. As a result, the results of operations of IRSI for the three months ended December 31, 2000 have been included in both pro forma income statements presented herein. The revenue and loss from continuing operations of IRSI for the three months ended December 31, 2000 were $1.3 million and $5.4 million, respectively.

    The unaudited pro forma combined condensed balance sheet is presented to give effect to the acquisition of IRSI as if it occurred on June 30, 2001 and combines PDI's balance sheet as of June 30, 2001 with IRSI's balance sheet as of June 30, 2001.

    The unaudited pro forma combined condensed financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in PDI's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission on November 7, 2000 and the unaudited interim consolidated financial statements and notes thereto included in PDI's Quarterly Report on Form 10-Q for the nine months ended June 30, 2001, as filed with the Securities and Exchange Commission on August 10, 2001 and the audited historical financial statements and notes thereto and unaudited interim consolidated financial statements of IRSI for the six months ended June 30, 2001, included as Exhibit 99.4 hereto.

    The unaudited pro forma combined condensed financial information does not purport to be indicative of what would have occurred had the acquisition been made as of the dates indicated or of results that may occur in the future. This unaudited pro forma combined condensed financial information does not incorporate, nor does it assume, any anticipated benefits from cost savings or synergies of operations of the combined company.

Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
June 30, 2001
(in thousands)

	PDI	IRSI	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$9,734	$—	$—		$9,734
Short-term investments	92,092	—	—		92,092
Accounts receivable, net	18,048	—	—		18,048
Inventories, net	13,266	8,478	(5,080)	(h)	16,664
Prepaid expenses and other current assets	1,907	513	—		2,420

Total current assets	135,047	8,991	(5,080)		138,958
Property, equipment and leasehold improvements, net	13,324	2,223	—		15,547
Other assets	2,482	—	—		2,482
Intangible assets	—	—	4,741	(a)	4,741
Goodwill	—	—	21,374	(b)	21,374

Total assets	$150,853	$11,214	$21,035		$183,102

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$4,300	$3,402	$—		$7,702
Accrued expenses and other liabilities	9,977	872	1,435	(c)	12,284
Deferred revenue and customer deposits	791	5,485	(5,080)	(h)	1,196
Current maturities of notes payable to bank	—	1,274	—		1,274
Current maturities of senior subordinated notes payable	—	5,707	—		5,707

Total current liabilities	15,068	16,740	(3,645)		28,163
Other liabilities	383	174	—		557
Commitments and contingencies
Mandatorily redeemable convertible preferred stock	—	30,030	(30,030)	(d)	—
Shareholders' equity:
Common stock	160,806	(628)	20,931	(d),(e)	181,109
Accumulated deficit	(25,306)	(35,102)	33,779	(d),(f)	(26,629)
Accumulated other comprehensive income	(98)	—	—		(98)

Total shareholders' equity	135,402	(35,730)	54,710		154,382

Total liabilities and shareholders' equity	$150,853	$11,214	$21,035		$183,102

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
Nine Months Ended June 30, 2001
(in thousands, except per share amounts)

	PDI	IRSI	Pro Forma Adjustments	Pro Forma Combined
Revenue	$62,716	$5,522	$—	$68,238
Cost of revenue	35,467	6,462	—	41,929

Gross margin	27,249	(940)	—	26,309
Operating expenses:
Research and development	12,888	2,166	—	15,054
Selling, general and administrative	13,271	6,600	—	19,871
Non-recurring acquisition charges	2,325	—	—	2,325
Amortization of intangible assets	—	—	860 (g)	860
Accounts payable settlement	—	(1,017)	—	(1,017)

Total operating expenses	28,484	7,749	860	37,093

Income (loss) from operations	(1,235)	(8,689)	(860)	(10,784)
Interest income and other, net	4,323	(1,643)	—	2,680

Income (loss) before income taxes	3,088	(10,332)	(860)	(8,104)
Provision for income taxes	468	—	—	468	(3)

Income (loss) from continuing operations	$2,620	$(10,332)	$(860)	$(8,572)

Basic net income (loss) per share from continuing operations	$0.20			$(0.63	)(4)

Diluted net income (loss) per share from continuing operations	$0.19			$(0.63	)(4)

Shares used in computing basic net income (loss) per share from continuing operations	12,983			13,682

Shares used in computing diluted net income (loss) per share from continuing operations	13,727			13,682

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended September 30, 2000
(in thousands, except per share amounts)

	PDI	IRSI	Pro Forma Adjustments	Pro Forma Combined

Revenue	$94,757	$2,236	$—	$96,993

Cost of revenue	50,624	4,805	—	55,429

Gross margin	44,133	(2,569)	—	41,564

Operating expenses:
Research and development	14,196	2,906	—	17,102
Selling, general and administrative	16,523	10,835	—	27,358
Non-recurring acquisition charges	860	—	—	860
Amortization of intangible assets	—	—	1,147 (g)	1,147

Total operating expenses	31,579	13,741	1,147	46,467

Income (loss) from operations	12,554	(16,310)	(1,147)	(4,903)

Interest income and other, net	4,219	(545)	—	3,674

Income (loss) before income taxes	16,773	(16,855)	(1,147)	(1,229)

Provision for income taxes	3,238	—	—	3,238	(3)

Income (loss) from continuing operations	$13,535	$(16,855)	$(1,147)	$(4,467)

Basic net income (loss) per share from continuing operations	$1.13			$(0.35	)(4)

Diluted net income (loss) per share from continuing operations	$1.04			$(0.35	)(4)

Shares used in computing basic net income (loss) per share from continuing operations	11,949			12,648

Shares used in computing diluted net income (loss) per share from continuing operations	13,050			12,648

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Information

1.  Basis of Pro Forma Presentation

    In July 2001, Photon Dynamics, Inc. ("PDI") completed the acquisition of Intelligent Reasoning Systems, Inc. ("IRSI"). IRSI is a designer and seller of automated optical inspection systems based on its proprietary adaptive knowledge-based technology. In connection with the acquisition, PDI issued 699,010 shares of its common stock, valued at $19.8 million at closing, made payments of approximately $1.4 million related to costs of the transaction, assumed a warrant, fair valued at $534,000, which upon closing of the acquisition and pursuant to the terms therein, became exercisable for 28,766 shares of PDI's common stock and assumed $11.8 million in liabilities.

    The acquisition was accounted for under the purchase method of accounting. The purchase price was allocated by PDI based on available information with respect to the fair value of the assets acquired and liabilities assumed as follows:

(in thousands)
Acquired core technology	$3,247
Acquired developed technology	1,494
Acquired in-process research and development	1,323
Goodwill	21,374
Net book value of acquired assets and liabilities which approximates fair value	6,134

Total	$33,572

    To determine the value of the developed and core technologies, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and application of the technology, existing and future markets and assessments of the life cycle stage of the technology. These assets are being amortized over a three to five year life.

    The value of the in-process research and development was determined based on the expected cash flow attributed to the in-process projects, taking into account revenue that is attributable to previously developed technology, the level of effort to date in the in-process research and development, the percentage of completion of the project and the level of risk associated with the in-process technology.

    The projects identified as in-process are those that were underway at the time of the acquisition and that will, after the applicable closing date, require additional effort in order to establish technological feasibility. These projects have identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. This analysis of research and development activities in process at the time of acquisition resulted in a valuation of approximately $1.3 million. The value of in-process research and development was charged to PDI's results of operations at the time of the acquisition.

2.  Pro Forma Adjustments

    The accompanying unaudited pro forma combined condensed financial information reflects the following pro forma adjustments:

  (a)
  To adjust for the value of acquired core technology and acquired developed technology.

  (b)
  To adjust for goodwill.

  (c)
  To adjust for transaction costs.

  (d)
  To eliminate preferred stock, common stock and accumulated deficit of IRSI.

  (e)
  To adjust for the $19.8 million value of 699,010 shares issued to IRSI shareholders in connection with the acquisition and to adjust for the fair value of $534,000 ascribed to the assumed warrants for 28,766 PDI shares.

  (f)
  To reflect write-off of $1.3 million of acquired in-process research and development.

  (g)
  To reflect amortization of intangible assets.

  (h)
  To conform accounting policies relative to classification of the cost of units shipped for which revenue has been deferred.

3.  Pro Forma Provision for Income Taxes

    The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had PDI and IRSI filed consolidated income tax returns during the periods presented.

4.  Pro Forma Shares for Earnings Per Share

    The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma combined condensed statements of operations for the nine months ended June 30, 2001 and the year ended September 30, 2000, respectively (in thousands).

	Nine months Ended June 30, 2001	Year Ended September 30, 2000
PDI historical weighted average shares used in computing basic net income (loss) per share	12,983	11,949
Shares issued in connection with the acquisition of IRSI	699	699

Pro forma weighted average shares used in computing basic net income (loss) per share	13,682	12,648

    No weighted average diluted shares were used in the calculation of pro forma earnings per share, as the impact would have been antidilutive.

(c)
Exhibits

2.1	(1)	Agreement and Plan of Merger, dated as of July 6, 2001, by and among Photon Dynamics, Inc., a California corporation; Iris Acquisition, LLC, a Texas limited liability company; Intelligent Reasoning Systems, Inc., a Texas corporation; and Clinton Bybee (as the Shareholders' Agent), as amended on July 12, 2001.
23.1		Consent of PricewaterhouseCoopers LLP, independent accountants.
99.1	(1)	Press Release of Photon dated July 6, 2001, announcing the signing of the Merger Agreement.
99.2	(1)	Press Release of Photon dated July 18, 2001, announcing the consummation of the Merger.
99.3		Audited consolidated financial statements of Intelligent Reasoning Systems, Inc.
99.4		Unaudited interim consolidated financial statements of Intelligent Reasoning Systems, Inc.

(1)
Previously filed as a like-numbered exhibit to Photon Dynamics' Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 25, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTON DYNAMICS, INC.
Dated: January 14, 2002	By:	/s/ RICHARD L. DISSLY Richard L. Dissly Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
2.1 (1)
Agreement and Plan of Merger, dated as of July 6, 2001, by and among Photon Dynamics, Inc., a California corporation; Iris Acquisition, LLC, a Texas limited liability company; Intelligent Reasoning Systems, Inc., a Texas corporation; and Clinton Bybee (as the Shareholders' Agent), as amended on July 12, 2001.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
99.1 (1)	Press Release of Photon dated July 6, 2001, announcing the signing of the Merger Agreement.
99.2 (1)	Press Release of Photon dated July 18, 2001, announcing the consummation of the Merger.
99.3	Audited consolidated financial statements of Intelligent Reasoning Systems, Inc.
99.4	Unaudited interim consolidated financial statements of Intelligent Reasoning Systems, Inc.

  (1)
  Previously filed as a like-numbered exhibit to Photon Dynamics' Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 25, 2001.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc. Unaudited Pro Forma Combined Condensed Balance Sheet June 30, 2001 (in thousands)
Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations Nine Months Ended June 30, 2001 (in thousands, except per share amounts)
Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations Year Ended September 30, 2000 (in thousands, except per share amounts)
Photon Dynamics, Inc. and Intelligent Reasoning Systems, Inc. Notes to Unaudited Pro Forma Combined Condensed Financial Information
SIGNATURE
EXHIBIT INDEX